As filed with the Securities and Exchange Commission on May 13, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORESTAR GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-1336998

(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)

6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746-5149
(Address of Principal Executive Offices) (Zip Code)

Forestar Group Inc. 2007 Stock Incentive Plan, as amended
(Full Title of the Plan)

David M. Grimm
Chief Administrative Officer, General Counsel and Secretary
Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746-5149
(Name and Address of Agent for Service)
(512) 433-5200
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)(2)	Per Share(3)	Price(3)	Registration Fee(3)
Common stock, par value $1.00 per share (including preferred stock purchase rights) (1)	2,650,000	$12.61	$33,416,500	$1,864.65

(1)	Each share of common stock is accompanied by a preferred stock purchase right pursuant to the Rights Agreement, dated December 11, 2007 (the “Rights Agreement”), between Forestar Group Inc. and Computershare Trust Company, N.A., as Rights Agent. Until the occurrence of certain events specified in the Rights Agreement, the preferred stock purchase rights will not be exercisable or evidenced separately from the common stock.

(2)	Issuable upon the exercise of options or awards available for grant under the Forestar Group Inc. 2007 Stock Incentive Plan, as amended. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock (and related preferred stock purchase rights) to be offered or sold pursuant to the above-named plan that may be issued as a result of the anti-dilution and other adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)	Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange on May 12, 2009.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURE PAGE
INDEX TO EXHIBITS
EX-5
EX-23.2

INTRODUCTORY STATEMENT
STATEMENT UNDER GENERAL INSTRUCTION E-REGISTRATION OF ADDITIONAL SECURITIES
     The additional shares to be registered by this registration statement are of the same class as those securities covered by Forestar Group Inc.’s previously-filed registration statement on Form S-8 filed on December 28, 2007 (Registration No. 333-148375) (the “Prior Registration Statement”) with respect to the Forestar Group Inc. 2007 Stock Incentive Plan, as amended. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including reports under the Securities Exchange Act of 1934, as amended, that Forestar Group Inc. (“Forestar”) filed after the date of the Prior Registration Statement to maintain current information about Forestar, are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

Exhibit
Number	DESCRIPTION OF EXHIBIT

4.1*	Forestar Real Estate Group Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 of Amendment No. 5 to the Company’s Form 10 filed with the Securities and Exchange Commission on December 10, 2007).

4.2*	First Amendment to Forestar Real Estate Group Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2009).

5†	Opinion of David M. Grimm, Chief Administrative Officer, General Counsel and Secretary of the Company, regarding the legality of the shares of common stock being offered hereby.

23.1†	Consent of David M. Grimm, Chief Administrative Officer, General Counsel and Secretary of the Company (included in Exhibit 5).

23.2†	Consent of Ernst & Young LLP with respect to the financial statements of the Company.

24†	Powers of Attorney (included on the signature page).

*	Previously filed.

†	Filed herewith.

SIGNATURE PAGE
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 13, 2009.

FORESTAR GROUP INC.
By:	/s/ David M. Grimm
	Name:	David M. Grimm
	Title:	Chief Administrative Officer, General Counsel and Secretary

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. DeCosmo, Christopher L. Nines, and David M. Grimm, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. DeCosmo	Chief Executive Officer and	May 13, 2009
James M. DeCosmo	Director (Principal Executive Officer)

/s/ Christopher L. Nines	Chief Financial Officer	May 13, 2009
Christopher L. Nines	(Principal Financial Officer)

/s/ Charles D. Jehl	Chief Accounting Officer	May 13, 2009
Charles D. Jehl	(Principal Accounting Officer)

/s/ Kenneth M. Jastrow, II	Chairman of the Board	May 13, 2009
Kenneth M. Jastrow, II

/s/ Louis R. Brill	Director	May 13, 2009
Louis R. Brill

/s/ Kathleen Brown	Director	May 13, 2009
Kathleen Brown

/s/ William G. Currie	Director	May 13, 2009
William G. Currie

Signatures	Title	Date

/s/ Michael E. Dougherty	Director	May 13, 2009
Michael E. Dougherty

/s/ James A. Johnson	Director	May 13, 2009
James A. Johnson

/s/ Thomas A. McAuley	Director	May 13, 2009
Thomas H. McAuley

/s/ William C. Powers, Jr.	Director	May 13, 2009
William C. Powers, Jr.

/s/ James A. Rubright	Director	May 13, 2009
James A. Rubright

/s/ Richard M. Smith	Director	May 13, 2009
Richard M. Smith

INDEX TO EXHIBITS

Exhibit Number	DESCRIPTION OF EXHIBIT

4.1*	Forestar Real Estate Group Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 of Amendment No. 5 to the Company’s Form 10 filed with the Securities and Exchange Commission on December 10, 2007).

4.2*	First Amendment to Forestar Real Estate Group Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2009).

5†	Opinion of David M. Grimm, Chief Administrative Officer, General Counsel and Secretary of the Company, regarding the legality of the shares of common stock being offered hereby.

23.1†	Consent of David M. Grimm, Chief Administrative Officer, General Counsel and Secretary of the Company (included in Exhibit 5).

23.2†	Consent of Ernst & Young LLP with respect to the financial statements of the Company.

24†	Powers of Attorney (included on the signature page).

*	Previously filed.

†	Filed herewith.